Exhibit 10.11(i)

AMENDMENT TO THE
CLEARWATER PAPER CORPORATION
MANAGEMENT DEFERRED COMPENSATION PLAN

The Clearwater Paper Corporation Management Deferred Compensation Plan, as amended and restated as of January 1, 2010 (the “Plan”) is hereby further amended by revising Sections 5(b), (c) and (d) of the Plan to read as follows, effective as of December 1, 2013:
“(b) At the time of an Employee’s initial election to defer base salary or an award under the AIP, the Employee shall file an election which shall indicate whether the deferred Compensation shall be paid in a lump sum or paid in annual installments over a period of fifteen (15) or fewer years. Installment payments under the Plan shall be treated as a single distribution for purposes of Section 409A of the Code. An Employee who elects to participate in the Plan for Plan Years beginning prior to January 1, 2014 shall have only one form of payment election in effect for all amounts deferred under the Plan in such Plan Years. Prior to each Plan Year beginning on or after January 1, 2014, an Employee who elects to participate in the Plan for such Plan Year shall be permitted to make a separate form of payment election for amounts to be deferred in such Plan Year, provided that an Employee’s form of payment election in effect for any Plan Year shall remain in effect for amounts deferred in each subsequent Plan Year unless and until the Employee makes a new form of payment election in the manner prescribed by the Committee. Deferred Compensation shall be distributed in a single lump sum payment unless the Employee elects otherwise.
(c) Each Employee election as to the form of payment of deferred Compensation shall be irrevocable and binding on all Compensation deferred under the Plan while the election is in effect, as adjusted for any earnings or losses pursuant to the Plan.
(d) If an Employee has a payment election in effect in connection with amounts previously deferred under this Plan or under the MPAP, MPAP II or the Potlatch Corporation Management Deferred Compensation Plan (provided the obligations related to such deferred amounts were assumed by this Plan), such existing payment election shall remain in effect for all existing and future deferrals under the Plan unless modified (with respect to future deferrals) in accordance with Section 5(b) above.”

Date: 12/17/13                 CLEARWATER PAPER CORPORATION

By: /s/ Jackson Lynch
Name: Jackson O. Lynch III
Title:    Senior Vice President, Human Resources